Exhibit 99.1



                      Navigant Consulting, Inc. Announces
                      First Quarter 2007 Financial Results



    CHICAGO--(BUSINESS WIRE)--April 26, 2007--Navigant Consulting, Inc. (NYSE:NCI):

    -- First quarter 2007 revenues increased 10 percent, year over year, from $166.3 million to $183.3 million, and increased from $179.2 million in the fourth quarter of 2006.

    -- EBITDA for the first quarter of 2007 was $27.9 million, compared to $30.7 million in the first quarter of 2006 and $36.0 million in the fourth quarter of 2006.

    -- Net income per diluted share for the first quarter of 2007 was $0.20, compared to $0.26 in the 2006 first quarter and $0.30 in the fourth quarter of 2006.

    -- The Company's Board of Directors has approved a $300 million share repurchase authority, of which the Company plans to utilize the majority to launch a "Dutch Auction" tender offer to repurchase up to $250 million of the Company's shares.

    Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the first quarter 2007.

    "Despite a slower than anticipated start to the year, the Company experienced growth across most of our practices during the first quarter, including solid performance by our financial and insurance services practices, as well as continued strong momentum in our international expansion efforts," stated William M. Goodyear, Chairman and CEO. "First quarter results were negatively impacted by softness in the provider operations service offering of our healthcare practice, and a pause in the intensity of several dispute channel engagements, which impacted resource deployment and utilization. Action steps have been taken, and will continue to be taken during the second quarter, to realign the impacted teams with current market opportunities."

    "We remain optimistic about our ability to meet our objectives for the full year 2007," added Mr. Goodyear. "The Company is actively engaged in targeted recruiting and acquisition opportunities, which are aligned with our strategic growth initiatives. We expect these efforts to have a favorable impact in several of the Company's high priority areas and to benefit our performance as 2007 progresses."

    First Quarter 2007 Financial Results

    Revenues for the first quarter of 2007 were $183.3 million, a 10 percent increase compared to first quarter 2006 revenues of $166.3 million, and up from fourth quarter 2006 revenues of $179.2 million.

    EBITDA in the first quarter of 2007 was $27.9 million, compared to $30.7 million in the first quarter of 2006 and $36.0 million in the fourth quarter of 2006. Net income per diluted share in the first quarter of 2007 was $0.20, compared to $0.26 per share in the first quarter of 2006 and $0.30 per share in the fourth quarter of 2006.

    Business Metrics

    Average billable full time equivalent (FTE) consultant headcount for the first quarter was 1,933, compared to 1,821 in the fourth quarter of 2006, and 1,733 in the first quarter of 2006. FTE billable consultants as of March 31, 2007 were 1,928, up from 1,871 at the end of the fourth quarter of 2006. Company-wide consultant utilization, based on a 2,080 hour base, in the first quarter of 2007 was 69 percent, compared to 71 percent in the first quarter of 2006 and 68 percent for the fourth quarter of 2006. Calculated on an industry standard 1,850 hour base, utilization for the first quarter of 2007 was 78 percent. Trailing 12-month attrition was 23 percent at first quarter end 2007, an increase from 21 percent at fourth quarter end of 2006.

    Annualized revenue per consultant in the first quarter of 2007 was $381,000, consistent with $384,000 in the first quarter of 2006. Days sales outstanding as of March 31, 2007 was 81 days, compared to 78 days at the end of the 2006 fourth quarter and consistent with March 31, 2006. The Company ended the quarter with $63.5 million in borrowings under its $200 million unsecured, multi-bank credit facility, reflecting typical working capital seasonality and March funding of 2006 bonuses.

    "The market for experienced professional consultants remains very competitive," stated Julie M. Howard, President and Chief Operating Officer. "We continue to be an active participant in markets where we feel the investments are aligned with our strategic priorities. The increase in our billable consultant base during the first quarter was supported by several strategic hires and ongoing investments in expanding our global footprint. These new professionals have added strong credentials and expanded our solution expertise, including finance and project management, and global investigations. While we continue to pursue complementary additions to our team, we remain focused on lowering our overall attrition rates and increasing utilization."

    Share Repurchase

    The Company's Board of Directors has approved a $300 million share repurchase authority. The Company intends to utilize the majority of this authorization to conduct a "Dutch Auction" tender offer to purchase up to $250 million of its common shares. The balance of the authority will be available for the purchase of additional shares, from time to time, including through open-market or private transactions. The Company plans to commence the tender offer and announce the price range in early May.

    "Given our conservative balance sheet, attractive cash flow, and the liquidity in and flexibility of the capital markets, we feel this is an opportune time to increase our participation in the debt markets, lower our cost of capital, and return equity capital to our shareholders," stated Mr. Goodyear. "After thorough analysis and discussion with our Board and outside advisers, we have targeted investment levels that are prudent, preserve our flexibility, and support our longer term growth priorities. This initiative, in combination with the financing discussed below, reflects our confidence in the Company's long term opportunities and gives us an avenue to increase the relative stock ownership position of our employee base."

    Financing

    To support the repurchase authority, as well as the Company's ongoing growth initiatives, management is in the process of increasing the Company's unsecured multi-bank credit facility from $200 million to $450 million, and extending the maturity to five years. Bank of America has been designated the lead arranger, and LaSalle Bank, N.A., a subsidiary of ABN AMRO Bank N.V., will be the joint lead arranger. Borrowings under this new facility would result in leverage levels well within existing market standards.

    Outlook

    The Company is providing an update to its previous full year 2007 guidance.

    The Company anticipates 2007 revenues to be in the $770 million to $790 million range, unchanged from previous guidance. EBITDA is projected to be in the range of $135 million to $140 million. Exclusive of the impact of the previously described stock repurchase initiative and associated financing costs, the Company anticipates that 2007 net income per diluted share would be in the $1.02 to $1.07 range.

    Webcast of the Company's Announcement of First Quarter 2007
Results

    A webcast of management's presentation of the Company's first quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, July 25, 2007.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. Management believes EBITDA, in addition to operating income, net income and other GAAP measures, is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for our superior to, any measure of performance prepared in accordance with GAAP.

    Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: risks inherent in international operations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices; utilization rates; dependence on the expansion of and the increase in the Company's service offerings and staff; conflicts of interest; potential loss of clients; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.

    Tender offer statement

    This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of any tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which would be mailed to shareholders promptly following commencement of the offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company with the Securities and Exchange Commission at the Commission's website at www.sec.gov. When available, shareholders also may obtain a copy of these documents, free of charge, from the Company's information agent to be appointed in connection with the offer.




              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                         For the quarter ended
                                  ------------------------------------
                                   March 31,  December 31, March 31,
                                      2007        2006        2006
                                  ------------------------------------
Revenues before reimbursements       $164,838    $157,915    $149,119
Reimbursements                         18,452      21,305      17,131
                                  ------------------------------------
  Total revenues                     $183,290    $179,220    $166,250

Cost of services before
 reimbursable expenses                101,234      91,648      87,528
Reimbursable expenses                  18,452      21,305      17,131
                                  ------------------------------------
  Cost of services                    119,686     112,953     104,659
General and administrative
 expenses                              34,403      32,196      30,920
Depreciation                            3,721       3,520       2,950
Amortization                            3,636       2,663       2,279
Other operating costs:
  Realignment costs                     1,277           -           -
  Litigation charge (benefit)                      (1,934)          -
                                  ------------------------------------
  Operating income                     20,567      29,822      25,442
Other expense, principally
 interest                                 851         874         658
                                  ------------------------------------
Income before income tax expense       19,716      28,948      24,784
Income tax expense                      8,379      12,303      10,978
                                  ------------------------------------
  Net income                          $11,337     $16,645     $13,806
                                  ====================================
Net income per diluted share            $0.20       $0.30       $0.26
                                  ====================================
Shares used in computing net
 income per diluted share              55,907      55,529      53,527
Percentage of revenues before
 reimbursements:
----------------------------------
Cost of services before
 reimbursable expenses                     61%         58%         59%
Reimbursable expenses                      11%         13%         11%
General and administrative
 expenses                                  21%         20%         21%
EBITDA (1)                                 17%         23%         21%
EBITDA (1), exclusive of Other
 operating costs                           18%         22%         21%
Operating income                           12%         19%         17%
Net income                                  7%         11%          9%

EBITDA (1) reconciliation:
  EBITDA (1), exclusive of Other
   operating costs                    $29,201     $34,071     $30,671
    Other operating costs
     (benefit)                          1,277      (1,934)          -
                                  ------------------------------------
  EBITDA (1)                          $27,924     $36,005     $30,671
    Depreciation                        3,721       3,520       2,950
    Amortization                        3,636       2,663       2,279
                                  ------------------------------------
  Operating income                    $20,567     $29,822     $25,442
                                  ====================================

1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.




              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share data)
                             (Unaudited)
                                               For the quarter ended
                                              ------------------------
                                               March 31,   March 31,
                                                  2007        2006
                                              ------------------------
Revenues before reimbursements                   $164,838    $149,119
Reimbursements                                     18,452      17,131
                                              ------------------------
  Total revenues                                 $183,290    $166,250

Cost of services before reimbursable expenses     101,234      87,528
Reimbursable expenses                              18,452      17,131
                                              ------------------------
  Cost of services                                119,686     104,659
General and administrative expenses                34,403      30,920
Depreciation                                        3,721       2,950
Amortization                                        3,636       2,279
Other operating costs:
  Realignment costs                                 1,277           -
  Litigation charge (benefit)                           -           -
                                              ------------------------
  Operating income                                 20,567      25,442
Other expense, principally interest                   851         658
                                              ------------------------
Income before income tax expense                   19,716      24,784
Income tax expense                                  8,379      10,978
                                              ------------------------
  Net income                                       11,337      13,806
                                              ========================
Net income per diluted share                        $0.20       $0.26
                                              ========================

Shares used in computing net income per
 diluted share                                     55,907      53,527
Percentage of revenues before reimbursements:
----------------------------------------------
Cost of services before reimbursable expenses          61%         59%
Reimbursable expenses                                  11%         11%
General and administrative expenses                    21%         21%
EBITDA (1)                                             17%         21%
EBITDA (1), exclusive of Other operating costs         18%         21%
Operating income                                       12%         17%
Net income                                              7%          9%
EBITDA (1) reconciliation:
  EBITDA (1), exclusive of Other operating
   costs                                          $29,201     $30,671
    Other operating costs                           1,277           -
                                              ------------------------
  EBITDA (1)                                      $27,924     $30,671
    Depreciation                                    3,721       2,950
    Amortization                                    3,636       2,279
                                              ------------------------
  Operating income                                $20,567     $25,442
                                              ========================

1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.




              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                   (In thousands, except DSO data)
                             (Unaudited)



                                   March 31,  December 31, March 31,
Assets                                2007        2006        2006
--------------------------------- ------------------------------------
Cash and cash equivalents             $21,173     $11,745     $18,263
Trade accounts receivable, net        179,876     168,062     167,111
Prepaid and other assets               26,161      20,438      18,918
                                  ------------------------------------
  Total current assets                227,210     200,245     204,292

Property and equipment, net            50,537      51,164      44,864
Goodwill and intangible assets,
 net                                  415,043     398,121     376,249
Other non-current assets, net           6,495       2,828       2,467
                                  ------------------------------------
  Total assets                       $699,285    $652,358    $627,872
                                  ====================================


Liabilities and Stockholders'
 Equity
---------------------------------
Bank borrowings                       $63,506     $33,567     $94,107
Current liabilities                    85,977      96,175      78,689
Other liabilities                      35,631      36,040      28,375
Stockholders' equity                  514,171     486,576     426,701
                                  ------------------------------------

  Total liabilities and
   stockholders' equity              $699,285    $652,358    $627,872
                                  ====================================


Selected Data

Days sales outstanding, net (DSO)
 (1)                                   81 days     78 days     81 days
                                  ====================================

1) Includes deferred revenue.


    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks
             Executive Vice President and Chief Financial Officer
             312.573.5630
             or
             Andrew J. Bosman
             Executive Director of Marketing and Communications
             312.573.5631